Exhibit 99.1

Sabre Corporation Announces CEO Transition

CEO Tom Klein to resign from Sabre at year-end

Sabre reiterates full-year 2016 guidance and medium-term goals

SOUTHLAKE, Texas, June 20, 2016 – Tom Klein, president and CEO of Sabre Corporation (NASDAQ: SABR) today announced that he will resign from Sabre and its Board of Directors effective December 31, 2016 and will continue to serve as CEO while the Board conducts a formal search for his successor.

“It’s a tremendous honor to serve as president and CEO of Sabre and to work with our talented team around the globe. With our leading products and rapid technology innovation for the travel industry, we are doing more today than ever to help our customers succeed. We have transformed Sabre into a dynamic software company and the business is positioned for continued consistent growth, so my successor will have a strong hand to play,” said Klein. “By making this announcement now, the Board of Directors will have ample time to identify a successor as we work through a smooth transition to keep the company’s growth plans and our customer deliverables on course. Then I will be able to turn my personal attention to new opportunities knowing that I am leaving Sabre on firm ground, with a great management team and a bright future as a global technology leader.”

“The Board thanks Tom for his service and is appreciative of the many contributions he has made to the growth and success of Sabre over the past 22 years,” said Larry Kellner, Chairman, Sabre Board of Directors. “Under his leadership and vision, Sabre is clearly positioned as an innovative technology company and our business has been reinvented to ensure our solutions meet the changing needs of the very dynamic travel industry. During this transition period it will be business as usual for Sabre’s customers, employees, and suppliers as the Board works to identify a successor.”

Klein’s career with Sabre began while it was still a unit of AMR Corp., where he originally held sales and marketing roles with American Airlines, and then joined Sabre, leading a joint venture in Mexico. He went on to serve in a number of executive roles, including group president of both Sabre Travel Network and Sabre Airline Solutions. He was named president of Sabre in 2010 and CEO in 2013.

Sabre reaffirms its previously announced full-year guidance and medium-term goals, and expects to continue to define and lead the travel technology industry by investing in its core strengths, driving value for its customers, and out-innovating its competitors.

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About Sabre

Sabre Corporation is the leading technology provider to the global travel industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than US$120 billion of estimated travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre does business in approximately 160 countries around the world.

Forward-Looking Statements

Certain statements in this press release about trends, future events, uncertainties and our plans and expectations, including statements of guidance and goals, are forward-looking statements of what may happen in the future. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from the future results and performance expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, the financial and business effects of acquisitions, including integration of these acquisitions, adverse global and regional economic and political conditions, including, but not limited to, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies, risks arising from global operations, exposure to pricing pressure in the Travel Network business, the implementation and effects of new agreements, dependence on maintaining and renewing contracts with customers and other counterparties, dependence on relationships with travel buyers, changes affecting travel supplier customers, travel suppliers’ usage of alternative distribution models, and competition in the travel distribution market and solutions markets.

More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 19, 2016 and in the “Risk Factors” section in our Quarterly Report on Form 10-Q filed with the SEC on April 28, 2016. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee the future events, outlook, guidance or goals will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media Relations	Investor Relations
Chris Chiames	Barry Sievert
sabrenews@sabre.com	sabre.investorrelations@sabre.com
+1 682-605-1000